Exhibit 4(f)

JUNIOR LIEN PLEDGE AGREEMENT

Dated April 25, 2011

From

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

as Pledgor

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Trustee

i

Section 24.	Governing Law	16

Schedules

Schedule I	–	Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization and Organizational Identification Number

Schedule II	–	Pledged Equity and Pledged Debt

Schedule III	–	Changes in Name, Location, Etc.

Exhibits

Exhibit A	–	Form of Pledge Agreement Supplement

Exhibit B	–	Form of Uncertificated Securities Control Agreement

ii

JUNIOR LIEN PLEDGE AGREEMENT

JUNIOR LIEN PLEDGE AGREEMENT dated April 25, 2011 (this “Agreement”) made by Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (the “Initial Pledgor”), and the Additional Pledgors (as defined in Section 17) (the Initial Pledgor, together with the Additional Pledgors, collectively, the “Pledgors”), to The Bank of New York Mellon Trust Company, N.A., as collateral trustee (in such capacity, together with any successor collateral agent appointed pursuant to Section 6.2 of the Collateral Trust Agreement (as hereinafter defined), the “Collateral Trustee”) for the holders of Junior Lien Obligations (as defined in the Collateral Trust Agreement).

PRELIMINARY STATEMENTS.

(1) Energy Future Holdings Corp. (“EFH”), the parent company of the Initial Pledgor, has issued (i) 9.75% Senior Secured Notes due 2019 (together with any additional notes issued under the EFH 2009 Indenture (as hereinafter defined), the “EFH 9.75% Notes”) in an aggregate principal amount of $115,446,000 pursuant to an Indenture dated as of November 16, 2009 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFH 2009 Indenture”) among EFH, the Initial Pledgor, Energy Future Competitive Holdings Company LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Initial Pledgor has guaranteed the obligations of EFH on a senior secured basis, and (ii) 10.000% Senior Secured Notes due 2020 (together with any additional notes issued under the EFH 2010 Indenture (as hereinafter defined), the “EFH 10.000% Notes” and, together with the EFH 9.75% Notes, the “EFH Notes”) in an aggregate principal amount of $1,060,757,000 pursuant to an Indenture dated as of January 12, 2010 (such agreement, as supplemented as of the date hereof and as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFH 2010 Indenture” and, together with the EFH 2009 Indenture, the “EFH Indentures”) among EFH, the Initial Pledgor, Energy Future Competitive Holdings Company LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Initial Pledgor has guaranteed the obligations of EFH on a senior secured basis.

(2) The Initial Pledgor and EFIH Finance Inc., as co-issuers (the Initial Pledgor, EFIH Finance Inc. and EFH, collectively, the “Issuers”), have issued (i) 9.75% Senior Secured Notes due 2019 (together with any additional notes issued under the EFIH 2009 Indenture (as hereinafter defined), the “EFIH 9.75% Notes”) in an aggregate principal amount of $141,083,000 pursuant to an Indenture dated as of November 16, 2009 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFIH 2009 Indenture”) among the Initial Pledgor, EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, (ii) 10.000% Senior Secured Notes due 2020 (together with any additional notes issued under the EFIH 2010 Indenture (as hereinafter defined), the “EFIH 10.000% Notes”) in an aggregate principal amount of $2,180,000,000 pursuant to an Indenture dated as of August 17, 2010 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFIH 2010 Indenture”) among the Initial Pledgor, EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, and (iii) 11% Senior Secured Second Lien Notes due 2021

(together with any additional notes issued under the EFIH Junior Lien Indenture (as hereinafter defined), the “EFIH 11% Notes” and, together with the EFIH 9.75% Notes and the EFIH 10.000% Notes, the “EFIH Notes” and, together with the EFH Notes, the “Notes”) in an aggregate principal amount of $406,392,000 pursuant to an Indenture dated as of the date hereof (such agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFIH Junior Lien Indenture” and, together with the EFIH 2009 Indenture and the EFIH 2010 Indenture, the “EFIH Indentures” and, together with the EFH Indentures, the “Indentures”) among the Initial Pledgor, EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

(3) Pursuant to the Indentures, the Initial Pledgor has entered into a collateral trust agreement with The Bank of New York Mellon Trust Company, N.A. as trustee under each of the Indentures and as the Collateral Trustee, and the Secured Debt Representatives party thereto from time to time, dated as of November 16, 2009 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”) for the ratable benefit of the holders of Secured Debt Obligations.

(4) It is a requirement of the EFIH Junior Lien Indenture and the EFIH 11% Notes that the Initial Pledgor enter into this Agreement in order to grant to the Collateral Trustee for the ratable benefit of the holders of Junior Lien Obligations a security interest in the Collateral (as hereinafter defined).

(5) The Initial Pledgor is the owner of the Equity Interests (the “Initial Pledged Equity”) set forth opposite the Initial Pledgor’s name on and as otherwise described in Schedule II hereto and issued by the Persons named therein.

(6) The Initial Pledgor will pledge, when such is established in accordance with each of the Indentures, the Asset Sale Cash Collateral Account (as defined in the EFH Indentures or the EFIH Indentures, as applicable) (such, referenced herein as the “Pledged Account”).

(7) The Initial Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Indentures.

(8) Terms defined in the Collateral Trust Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Collateral Trust Agreement. Further, unless otherwise defined in this Agreement or in the Collateral Trust Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and of the agreements, provisions and covenants herein contained, each Pledgor agrees with the Collateral Trustee for the ratable benefit of the holders of Junior Lien Obligations and Junior Lien Representatives as follows:

Section 1. Grant of Security. Each Pledgor hereby grants to the Collateral Trustee, for the ratable benefit of the holders of Junior Lien Obligations, a security interest in such Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests of or in any issuer of the Initial Pledged Equity or any successor entity or from Oncor Electric Delivery Holdings Company LLC and its Subsidiaries (collectively, the “Oncor Subsidiaries” and each, an “Oncor Subsidiary”) from time to time acquired by such Pledgor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii) all indebtedness from time to time owed to such Pledgor by any obligor that is an Oncor Subsidiary (such indebtedness, the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(iv) any other investments in any Oncor Subsidiary in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of any Pledgor in the same manner as the other investments described in this clause (iv) to the extent such transactions involve the transfer of cash or other property (the foregoing, the “Investments”);

(b) the following (collectively, the “Account Collateral”):

(i) the Pledged Account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents (as defined in the EFIH Indentures)), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Account;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Trustee for or on behalf of such Pledgor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(c) all proceeds of, collateral for and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) and clause (b) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (B) cash; provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any Subsidiary organized under the laws of any jurisdiction outside of the United States be required to be pledged hereunder.

Section 2. Security for Obligations. This Agreement secures, in the case of each Pledgor, the payment of all Obligations of each Issuer and each Pledgor under the Junior Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations, the “Secured Obligations”).

Section 3. Lien Subordination. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to Section 1 hereof shall, prior to the Discharge of Parity Lien Obligations, be subject and subordinate to the Liens granted to the Collateral Trustee for the benefit of the holders of the Parity Lien Obligations to secure the Parity Lien Obligations. All other rights and remedies of the Collateral Trustee and the other Secured Parties are further subject to the provisions of the Collateral Trust Agreement. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.

Section 4. Pledgors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Pledgor shall remain liable under the contracts and agreements included in such Pledgor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Trustee of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no holder of Junior Lien Obligations shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Junior Lien Document, nor shall any holder of Junior Lien Obligations be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5. Delivery and Control of Security Collateral. (a) Any certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Trustee. Subject to the provisions of the Collateral Trust Agreement, the Collateral Trustee shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Trustee or any of its nominees any or all of the certificates and instruments representing or evidencing the Security Collateral, if any, subject to the revocable rights specified in Section 10(a). In addition, subject to the provisions of the Collateral Trust Agreement, the Collateral Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral, if any, for certificates or instruments of smaller or larger denominations.

(b) At such time as any Pledgor has or acquires any Security Collateral in which such Pledgor has any right, title or interest and that constitutes an “uncertificated security” (within the meaning of Article 8 of the UCC), such Pledgor will use its commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record substantially in the form of Exhibit B with such Pledgor and the Collateral Trustee that such issuer will comply with instructions with respect to such security originated by the Collateral Trustee without further consent of such Pledgor, such authenticated record to be in form and substance satisfactory to such issuer and the Collateral Trustee.

(c) With respect to any Pledged Equity in which any Pledgor has any right, title or interest and that is not a security (within the meanings of Article 8 and Article 9 of the UCC), such Pledgor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(d) With respect to any Pledged Debt in which any Pledgor has any right, title or interest, the Pledgor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

(e) If, at any time, an issuer converts any Pledged Equity into a “security” within the meaning of Articles 8 and 9 of the UCC, the relevant Pledgor will either (i) use its commercially reasonable efforts to cause the issuer of such Pledged Equity to issue certificates or instruments evidencing or representing the Pledged Equity and deliver the originals of such certificates or instruments promptly to the Collateral Trustee (or as directed by the Collateral Trustee), and, if it or any Person other than the relevant Pledgor, receives any such certificates or instruments, shall promptly deliver or cause to be delivered to the Collateral Trustee, the originals of such certificates or instruments or (ii) if the security is an uncertificated security

(within the meaning of Article 8 of the UCC), use its commercially reasonable efforts to cause the issuer of such Pledged Equity to enter into an Uncertificated Securities Control Agreement pursuant to clause (b) above.

(f) At such time as any Pledgor has or acquires any Security Collateral in which such Pledgor has any right, title or interest and that is not a security (within the meaning of Article 8 of the UCC), such Pledgor agrees that the Collateral Trustee may file a financing statement in the relevant jurisdiction.

(g) No Pledgor shall take or omit to take any action which would or could reasonably be expected to have the result of materially adversely affecting or impairing the Liens in favor of the Collateral Trustee and the holders of Junior Lien Obligations with respect to the Collateral.

Section 6. Maintaining the Pledged Account. From and after the date on which the Pledged Account is established in accordance with the terms of each Indenture, and for so long as any Obligation of any Pledgor under any Junior Lien Document shall remain unpaid:

(a) Each Pledgor will maintain deposit accounts only with the financial institution acting as Collateral Trustee hereunder.

(b) Each Pledgor will maintain the Account Collateral in accordance with the requirements of each of the Indentures.

(c) The Collateral Trustee may, at any time and without notice to, or consent from, the Pledgor, transfer, or direct the transfer of, funds from the Pledged Account (subject to the provisions of the Collateral Trust Agreement) to satisfy the Pledgor’s obligations under the Junior Lien Documents if a Secured Debt Default shall have occurred and be continuing.

(d) Amounts in the Pledged Account shall be invested in accordance with the terms of each of the Indentures.

Section 7. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Such Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Pledgor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the states or jurisdictions set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Pledgor is true and accurate in all respects. Such Pledgor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number within the last five years from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

(b) All Security Collateral consisting of certificated securities and instruments has been delivered to the Collateral Trustee.

(c) Such Pledgor is the legal and beneficial owner of the Collateral of such Pledgor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement and Liens permitted in Section 11(a)(ii)(C). No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Pledgor or any trade name of such Pledgor as debtor with respect to such Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Trustee relating to the Secured Debt Documents or as permitted in Section 11(a)(ii)(C).

(d) The Initial Pledged Equity is not represented by any certificate or interest and does not constitute an “uncertificated security” as defined in Article 8 of the UCC and as used in Article 9 of the UCC.

(e) The Pledged Equity pledged by such Pledgor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to any Pledged Equity that is an “uncertificated security” (within the meaning of Article 8 of the UCC), such Pledgor has used its commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Pledgor and the Collateral Trustee that such issuer will comply with instructions with respect to such security originated by the Collateral Trustee without further consent of such Pledgor. If such Pledgor is an issuer of Pledged Equity, such Pledgor confirms that it has received notice of such security interest. The Pledged Debt pledged by such Pledgor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Trustee) and is not in default.

(f) The Initial Pledged Equity pledged by the Initial Pledgor (i) constitutes the percentage of the issued and outstanding Equity Interests of the issuer thereof indicated on Schedule II hereto and (ii) represents all Equity Interests directly held by the Initial Pledgor in any Oncor Subsidiary. As of the date hereof, there is no outstanding indebtedness owed to the Initial Pledgor by any Oncor Subsidiary. The Initial Pledgor has no Investments in any Oncor Subsidiary.

(g) All filings and other actions (including without limitation, actions necessary to obtain control of Collateral as provided in Section 9-106 of the UCC) necessary to perfect the security interest in the Collateral of such Pledgor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations a valid and, together with such filings and other actions, perfected second priority security interest in the Collateral of such Pledgor, securing the payment of the Junior Lien Obligations, subject to Liens permitted in Section 11(a)(ii)(C).

(h) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Pledgor, (ii) the perfection or maintenance of the security interest created hereunder (including the second priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 5 with respect to Security Collateral, which actions have been taken and are in full force and effect or (iii) the exercise by the Collateral Trustee of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and (B) with respect to clause (iii) above, the limitations set forth in Section 3.3 of the Collateral Trust Agreement.

Section 8. Further Assurances. (a) Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Trustee may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Pledgor hereunder or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Pledgor. Without limiting the generality of the foregoing, each Pledgor will promptly with respect to Collateral of such Pledgor: (i) if any such Collateral shall be evidenced by a promissory note or other instrument in an aggregate principal amount of one million dollars ($1,000,000) or greater, deliver and pledge to the Collateral Trustee hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Trustee; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Trustee may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Pledgor hereunder; (iii) deliver and pledge to the Collateral Trustee for benefit of the holders of Junior Lien Obligations certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) take all action necessary to ensure that the Collateral Trustee has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (v) deliver to the Collateral Trustee evidence that all other action that the Collateral Trustee may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Pledgor under this Agreement has been taken.

(b) Each Pledgor hereby authorizes the Collateral Trustee to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover the Collateral described herein, in each case without the signature of such Pledgor. Notwithstanding the authorization provided to the Collateral Trustee in this Section 8(b), each Pledgor shall be responsible for filing (and in furtherance of such obligation, each Pledgor is hereby authorized to file) any and all financing statements or continuations thereof or amendments thereto and shall promptly furnish copies of the filed statements to the Collateral Trustee.

Section 9. Post-Closing Changes. Neither the Initial Pledgor nor any Additional Pledgor will, following the date on which it becomes bound by this Agreement, change its name,

type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 7(a) without first giving at least 15 days’ prior written notice to the Collateral Trustee and taking all action required by the Collateral Trustee for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Trustee at any time during normal business hours to inspect and make abstracts from such records and other documents. If any Pledgor does not have an organizational identification number on the day it becomes bound by this Agreement and later obtains one, it will forthwith notify the Collateral Trustee of such organizational identification number.

Section 10. Voting Rights; Dividends; Etc. (a) Subject to the provisions of the Collateral Trust Agreement, so long as no event of default under any Junior Lien Documents shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Secured Debt Documents.

(ii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Pledgor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Secured Debt Documents; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Collateral Trustee to hold as, Security Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Trustee, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Trustee as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Trustee will execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Subject to the provisions of the Collateral Trust Agreement, upon the occurrence and during the continuance of an event of default under any Junior Lien Documents:

(i) All rights of each Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon notice to such Pledgor by the Collateral Trustee, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Pledgor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Trustee as Security Collateral in the same form as so received (with any necessary indorsement).

Section 11. Transfers and Other Liens; Additional Shares. (a) Each Pledgor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Indentures and documents governing other Junior Lien Debt, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Pledgor except for (A) the pledge, assignment and security interest created under this Agreement, (B) the pledge, assignment and security interest created in favor of the holders of Parity Lien Obligations and (C) Liens permitted under Section 4.12(b) of each of the Indentures.

(b) Initial Pledgor agrees that it will pledge hereunder, promptly upon its receipt thereof (but in no event later than five Business Days after such receipt), any and all additional Equity Interests or other securities of any Oncor Subsidiary.

(c) Each Pledgor agrees that it will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person other than as permitted by the Indentures, the Notes and the Collateral Trust Agreement.

Section 12. Collateral Trustee Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Collateral Trustee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time upon the occurrence and during the continuance of an event of default under any Junior Lien Documents in the Collateral Trustee’s discretion, to take any action and to execute any instrument that the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, subject to the provisions of the Collateral Trust Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the

Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral.

Section 13. Collateral Trustee May Perform. Subject to the provisions of the Collateral Trust Agreement, if any Pledgor fails to perform any agreement contained herein, the Collateral Trustee may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by such Pledgor under Section 16.

Section 14. The Collateral Trustee’s Duties. (a) The powers conferred on the Collateral Trustee hereunder are solely to protect the holders of Junior Lien Obligations’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any holder of Junior Lien Obligations has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Trustee may from time to time, when the Collateral Trustee deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Trustee hereunder with respect to all or any part of the Collateral. In the event that the Collateral Trustee so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Pledgor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Trustee, for the ratable benefit of the holders of Junior Lien Obligations, as security for the Secured Obligations of such Pledgor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Trustee, with all rights, powers, privileges, interests and remedies of the Collateral Trustee hereunder with respect to such Collateral, and (iii) the term “Collateral Trustee,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Trustee with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Trustee.

Section 15. Remedies. If any event of default under any Junior Lien Documents shall have occurred and be continuing:

(a) Subject to the provisions of the Collateral Trust Agreement (including, without limitation, Sections 3.3(b) and 3.3(c) thereof), the Collateral Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a holder of Junior Lien Obligations upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Trustee may deem commercially reasonable; and (ii) exercise any and all rights and remedies of any of the Pledgors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Trustee and all cash proceeds received by or on behalf of the Collateral Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Trustee, be held by the Collateral Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Trustee pursuant to Section 16) in whole or in part by the Collateral Trustee for the ratable benefit of the holders of Junior Lien Obligations against, all or any part of the Secured Obligations, in the manner set forth in Section 3.4 of the Collateral Trust Agreement.

(c) All payments received by any Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Trustee in the same form as so received (with any necessary indorsement).

(d) The Collateral Trustee is authorized, in connection with any sale of the Security Collateral pursuant to this Section 15, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

Section 16. Indemnity and Expenses. (a) Each Pledgor agrees to indemnify, defend and save and hold harmless the Collateral Trustee and each of its officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct.

(b) Each Pledgor will upon demand pay to the Collateral Trustee the amount of any and all expenses documented in customary detail, including, without limitation, the fees and expenses of its counsel and of any experts and agents documented in customary detail, that the Collateral Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral of such Pledgor, (iii) the exercise or enforcement of any of the rights of the Collateral Trustee or the other holders of Junior Lien Obligations hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

Section 17. Amendments; Waivers; Additional Pledgors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Trustee or any other holder of Junior Lien Obligations to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a pledge agreement supplement in substantially the form of Exhibit A hereto (each, a “Pledge Agreement Supplement”), (i) such Person shall be referred to as an “Additional Pledgor” and shall be and become a Pledgor hereunder, and each reference in this Agreement and the other Secured Debt Documents to “Pledgor” shall also mean and be a reference to such Additional Pledgor, and each reference in this Agreement and the other Secured Debt Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Pledgor, and (ii) the supplemental schedules I-III attached to each Pledge Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-III, respectively, hereto, and the Collateral Trustee may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Pledge Agreement Supplement.

Section 18. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Initial Pledgor or the Collateral Trustee, addressed to it at its address specified in the Collateral Trust Agreement and, in the case of each Pledgor other than the Initial Pledgor, addressed to it at its address set forth on the signature page to the Pledge Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Trustee shall not be effective until received by the Collateral Trustee. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Pledge Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 19. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations and (ii) October 1, 2021, (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the holders of Junior Lien Obligations and their respective successors, transferees and assigns.

Section 20. Release; Termination. (a) Upon any sale, transfer or other disposition of any item of Collateral of any Pledgor in accordance with the terms of the Secured Debt Documents, the Collateral Trustee will, at such Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such item of Collateral from the security interest granted hereby in accordance with provisions of Sections 3.2 and 4.1 of the Collateral Trust Agreement.

(b) Upon the payment in full in cash of the Secured Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such termination, the Collateral Trustee will, at the applicable Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination without representation or warranty of any kind.

Section 21. Security Interest Absolute. The obligations of each Pledgor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Pledgor under or in respect of the Junior Lien Documents, and a separate action or actions may be brought and prosecuted against each Pledgor to enforce this Agreement, irrespective of whether any action is brought against any Issuer or Pledgor or whether such Issuer or Pledgor is joined in any such action or actions. All rights of the Collateral Trustee and the holders of Junior Lien Obligations and Junior Lien Representatives and the pledge, assignment and security interest hereunder, and all obligations of each Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Junior Lien Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any Issuer under or in respect of the Junior Lien Documents or any other amendment or waiver of or any consent to any departure from any Junior Lien Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Issuer or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any Issuer under or in respect of the Junior Lien Documents or any other assets of any Issuer or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Issuer or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Pledgor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any Issuer or Pledgor now or hereafter known to such Secured Party (each Pledgor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Pledgor or other grantor or surety with respect to the Secured Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Pledgor or any other Pledgor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Issuer or otherwise, all as though such payment had not been made.

Section 22. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic (e.g., .pdf) transmission shall be effective as delivery of an original executed counterpart of this Agreement.

Section 23. Limitation of Liability. (a) In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(b) In no event shall the Collateral Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 24. Governing Law. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Junior Lien Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Junior Lien Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Junior Lien Document in the courts of any jurisdiction.

(c) Each Pledgor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Junior Lien Documents to which it is or is to be a party in any New York State or federal court. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE JUNIOR LIEN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

IN WITNESS WHEREOF, the Initial Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President and Treasurer

Schedule I to the

Junior Lien Pledge Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,

JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION

NUMBER

Pledgor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.
Energy Future Intermediate Holding Company LLC	Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411	Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411	Limited liability company	Delaware	4174740

Schedule II to the

Junior Lien Pledge Agreement

PLEDGED EQUITY AND DEBT

Pledged Equity

Pledgor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares
Energy Future Intermediate Holding Company LLC	Oncor Electric Delivery Holdings Company LLC	Limited liability company membership interests	N/A	N/A	N/A	100%

Pledged Debt

Pledgor	Debt Issuer	Description of Debt	Debt Certificate No(s).	Final Maturity	Outstanding Principal Amount
NONE

Schedule III to the

Junior Lien Pledge Agreement

CHANGES IN NAME, LOCATION, ETC.

1.	Changes in the Pledgor’s Name (including new Pledgor with a new name and names associated with all predecessors in interest of the Pledgor):

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	Changed its name from “TXU Asset Services Company LLC” to “InfrastruX Energy Services BPL LLC” on October 4, 2007
Energy Future Intermediate Holding Company LLC	Changed its name from “InfrastruX Energy Services BPL LLC” to “Energy Future Intermediate Holding Company LLC” on July 8, 2008

2.	Changes in the Pledgor’s Location:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

3.	Changes in the Pledgor’s Chief Executive Office:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

4.	Changes in the Type of Organization:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

5.	Changes in the Jurisdiction of Organization:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

6.	Changes in the Organizational Identification Number:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

Exhibit A to the

Junior Lien Pledge Agreement

FORM OF PLEDGE AGREEMENT SUPPLEMENT

[Date of Pledge Agreement Supplement]

The Bank of New York Mellon Trust Company, N.A.,

      as the Collateral Trustee for the

      holders of Junior Lien Obligations referred to in the

      Collateral Trust Agreement

      referred to below

Corporate Trust Division

601 Travis Street - 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Second Lien Notes Trustee

[Name of Pledgor]

Ladies and Gentlemen:

Reference is made to (i) the Collateral Trust Agreement dated as of November 16, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among, inter alia, Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, as the Pledgor, the Secured Debt Representatives party thereto from time to time, The Bank of New York Mellon Trust Company, N.A., as collateral trustee (together with any successor collateral agent appointed pursuant to Section 6.2 of the Collateral Trust Agreement, the “Collateral Trustee”), and (ii) the Junior Lien Pledge Agreement dated April 25, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Pledge Agreement”) made by the Pledgors from time to time party thereto in favor of the Collateral Trustee for the holders of Junior Lien Obligations. Terms defined in the Collateral Trust Agreement or the Junior Lien Pledge Agreement and not otherwise defined herein are used herein as defined in the Collateral Trust Agreement or the Junior Lien Pledge Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Trustee, for the ratable benefit of the holders of Junior Lien Obligations, a security interest in all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Junior Lien Pledge Agreement.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Pledge Agreement Supplement and the Junior Lien Pledge Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Junior Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Supplements to Junior Lien Pledge Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through III to Schedules I through III, respectively, to the Junior Lien Pledge Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Junior Lien Pledge Agreement and are complete and correct.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 7 of the Junior Lien Pledge Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Pledgor.

SECTION 5. Obligations Under the Junior Lien Pledge Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Pledgor by all of the terms and provisions of the Junior Lien Pledge Agreement to the same extent as each of the other Pledgors. The undersigned further agrees, as of the date first above written, that each reference in the Junior Lien Pledge Agreement to an “Additional Pledgor” or a “Pledgor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Pledge Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL PLEDGOR]

By
Title:

Address for notices:

A-2

Exhibit B to the

Junior Lien Pledge Agreement

FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

CONTROL AGREEMENT dated as of                     , 20     among                     , a                      (the “Grantor”), The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee (the “Secured Party”), and                      (“                    ”), as issuer (the “Issuer”).

PRELIMINARY STATEMENTS:

(1) The Grantor has granted the Secured Party a security interest (the “Security Interest”) in [identify uncertificated security] issued by the Issuer to the Grantor (the “Uncertificated Security”).

(2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York (the “N.Y. Uniform Commercial Code”) are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

Section 1. The Uncertificated Security. The Grantor and the Issuer represent and warrant to, and agree with, the Secured Party that:

(a) The Uncertificated Security is an uncertificated security. The Issuer is the issuer of the Uncertificated Security. The Grantor is the registered owner of the Uncertificated Security.

(b) The State of [            ] is, and will continue to be, the Issuer’s jurisdiction for purposes of Section 8-110(d) of the [            ] Uniform Commercial Code so long as the Security Interest shall remain in effect.1

(c) The Grantor and the Issuer do not know of any claim to or interest in the Uncertificated Security, except for claims and interests of the parties referred to in this Agreement.

Section 2. Control by Secured Party. The Issuer will comply with all notifications it receives directing it to transfer the Uncertificated Security (each an “Entitlement Order”) or other directions concerning the Uncertificated Security (including, without limitation,

[1]

If the UCC or equivalent laws in the Issuer’s jurisdiction allow such Issuer to specify its jurisdiction to be New York, then such specification should be made here; provided that the Issuer shall not be required to take any action not contemplated by this Agreement or the Collateral Trust Agreement in connection with such specification.

directions to distribute to the Secured Party proceeds of any such transfer or interest or dividends on the Uncertificated Security) originated by the Secured Party without further consent by the Grantor.

Section 3. Grantor’s Rights in Uncertificated Security. (a) Until the Issuer receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Uncertificated Security (a “Notice of Exclusive Control”), the Issuer may comply with Entitlement Orders or other directions concerning the Uncertificated Security originated by the Grantor and may distribute to the Grantor all interest and regular cash dividends on the Uncertificated Security.

(b) If the Issuer receives from the Secured Party a Notice of Exclusive Control, the Issuer will cease distributing to the Grantor all interest and dividends on the Uncertificated Security.

Section 4. Statements, Confirmations and Notices of Adverse Claims. (a) The Issuer will send copies of all notices and other communications with respect to the Uncertificated Security simultaneously to the Grantor and the Secured Party.

(b) When the Issuer knows of any claim or interest in the Uncertificated Security other than the claims and interests of the parties referred to in this Agreement, the Issuer will promptly notify the Secured Party and the Grantor of such claim or interest.

Section 5. The Issuer’s Responsibility. (a) The Issuer will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Uncertificated Security originated by the Secured Party, even if the Grantor notifies the Issuer that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Issuer takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(b) This Agreement does not create any obligation of the Issuer except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the N.Y. Uniform Commercial Code. In particular, the Issuer need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Entitlement Order or other direction concerning the Uncertificated Security or a Notice of Exclusive Control. The Issuer may rely on notices and communications it believes given by the appropriate party.

Section 6. Indemnity. The Grantor will indemnify the Issuer, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Issuer’s gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

B-2

Section 7. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Issuer and the Grantor. If the Secured Party notifies the Issuer that the Security Interest has terminated, this Agreement will immediately terminate.

(b) Sections 5 and 6 will survive termination of this Agreement.

Section 8. Governing Law. This Agreement is governed by and construed in accordance with the law of the State of New York.

Section 9. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

Section 10. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

Section 11. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

Section 12. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Issuer, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Issuer and their respective successors and assigns.

Section 13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

B-3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF GRANTOR]

By
Title:

Address:

The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee

By
Title:

Address:

The Bank of New York Mellon Trust

Company, N.A.

Corporate Trust Division

601 Travis Street - 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Second

Lien Notes Trustee

[NAME OF ISSUER]

By
Title:

Address:

B-4